                                                                  EXHIBIT 10.2


                          LEINER HEALTH PRODUCTS GROUP INC.


                                 STOCK PURCHASE PLAN


          Section 1. PURPOSE. The purpose of this Leiner Health Products Group Inc. Stock Purchase Plan is to foster and promote the long-term financial success of the Company and its Subsidiaries and to increase materially stockholder value by (a) motivating superior performance by participants in the Plan, (b) providing participants in the Plan with an ownership interest in the Company and (c) enabling the Company and the Subsidiaries to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

          Section 2.  DEFINITIONS.

          2.1. DEFINITIONS. Whenever used herein, the following terms shall have the respective meanings set forth below:

          (1) "Board" means the Board of Directors of the Company.

          (2) "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

          (3) "Company" means Leiner Health Products Group Inc., a Delaware corporation, and any successor thereto.

          (4) "Employee" means any director, executive, senior officer or other key employee of the Company or any Subsidiary and includes an individual retirement account (IRA) established by any such Employee.

          (5) "Participant" means any Employee designated by the Board to participate in the Plan.

          (6) "Plan" means this Leiner Health Products Group Inc. Stock Purchase Plan, as the same may be amended from time to time.

          (7) "Shares" means the shares of Common Stock acquired by a Participant pursuant to the Plan.

          (8) "Subscription Agreement" means a stock subscription agreement between the Company and the Participant embodying the terms of any stock purchase made pursuant to the Plan.

          (9) "Subsidiary" means any corporation a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

          2.2. GENDER AND NUMBER. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

          Section 3. ELIGIBILITY AND PARTICIPATION. Participants in the Plan shall be those Employees selected by the Board to participate in the Plan. The selection of an Employee as a Participant shall neither entitle such Employee to nor disqualify such Employee from participation in any other award or incentive plan.

          Section 4.  POWERS OF THE BOARD.

          4.1. POWER TO GRANT. Except as otherwise provided hereby, the Board shall determine the Participants to whom offers to purchase Common Stock under the Plan shall be made and the terms and conditions of any and all such offers made to Participants.

          4.2. ADMINISTRATION. The Board shall be responsible for the administration of the Plan. Any authority exercised by the Board under the Plan shall be exercised by the Board in its sole discretion. Subject to the terms of the Plan, the Board, by majority action thereof, is authorized to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and the Subsidiaries, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Board pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

          4.3 DELEGATION BY THE BOARD. All of the powers, duties and responsibilities of the Board specified in the Plan may, to the full extent permitted by applicable law, be exercised and performed by any duly constituted committee thereof to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities.

          Section 5.  SHARES OF COMMON STOCK SUBJECT TO PLAN.

          5.1. NUMBER. Subject to the provisions of Section 5.2, the maximum number of shares of Common Stock subject to offers made under the Plan may not exceed 20,000. The shares of Common Stock to be delivered upon the purchase of any Common Stock under the Plan may consist, in whole or in part, of treasury Common Stock or authorized but unissued Common Stock, not reserved for any other purpose.

          5.2. ADJUSTMENT IN CAPITALIZATION. The number, class and purchase price of shares of Common Stock available for issuance under the Plan may be adjusted by the Board, in its sole discretion, if it shall deem such an adjustment to be necessary or appropriate to reflect any Common Stock dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, liquidation or dissolution of the Company, PROVIDED, that as required by applicable California law, the Board must make such adjustment in the event the Board shall have specified a number of Shares that an Employee is permitted to acquire but the Employee shall not yet have purchased such Shares.

          Section 6.  TERMS OF OFFERS TO PURCHASE COMMON STOCK.

          6.1. OFFERS TO PURCHASE COMMON STOCK. Offers to purchase Common Stock may be made to Participants at such time or times upon or following the date hereof as shall be determined by the Board. Each purchase of Common Stock by a Participant shall be made pursuant to a Subscription Agreement that shall include customary representations, warranties, covenants and other terms and conditions with respect to securities law matters and such other terms and conditions consistent with the Plan as the Board shall determine. Each Participant purchasing Shares shall execute and deliver a Stockholders Agreement (the "Stockholders Agreement"), in the form of the stockholders agreement, dated June 30, 1997, among the shareholders of the Company, the terms of which are hereby incorporated by reference.

          6.2. PURCHASE PRICE. The purchase price per share of Common Stock to be purchased under the Plan shall be determined by the Board, PROVIDED, that, as required by applicable California law, in no event shall such purchase price be less than 85% of the fair market value of such Shares at the time the Shares are offered to, or purchased by, a Participant.

          Section 7. AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN. The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan. No amendment, modification, termination or suspension of the Plan shall in any manner adversely affect the rights of any Participant with respect to any Shares purchased hereunder by such Participant prior to such action unless such Participant consents. Shareholder approval of any such amendment, modification, termination or suspension shall be obtained to the extent mandated by applicable law, or if otherwise deemed appropriate by the Board.

          Section 8.  MISCELLANEOUS PROVISIONS.

          8.1. NO GUARANTEE OF EMPLOYMENT OR PARTICIPATION. Nothing in the Plan or in any Subscription Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or membership on the Board at any time, or confer upon any Participant any right to continue in the employ of the Company or any Subsidiary or as a member of the Board. No Employee shall have a right to be selected as a Participant or, having been so selected, to receive any offers to purchase Common Stock under the Plan.

          8.2. INDEMNIFICATION. Each person who is or shall have been a member of the Board or any committee of the Board shall be indemnified and held harmless by the Company to the fullest extent permitted by law from and against any and all losses, costs, liabilities and expenses (including any related attorneys' fees and advances thereof) in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and from and against any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, PROVIDED that he shall give the Company an opportunity, at its own expense, to defend the same before he undertakes to defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

          8.3. NO LIMITATION ON COMPENSATION. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary to establish other plans or to pay compensation to its employees or directors, in cash or property, in a manner that is not expressly authorized under the Plan.

          8.4. REQUIREMENTS OF LAW. The offer, sale and issuance of shares of Common Stock pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No such offers or sales shall be made under the Plan, and no shares of Common Stock shall be issued under the Plan, if such offer, sale or issuance would result in a violation of applicable law, including the federal securities laws and any applicable state or foreign securities laws.

          8.5. FREEDOM OF ACTION. Subject to Section 7, nothing in the Plan or any Subscription Agreement shall be construed as limiting or preventing the Company or any Subsidiary from taking any action that it deems appropriate or in its best interest.

          8.6. TERM OF PLAN. The Plan shall be effective as of the date hereof and shall continue in effect, unless sooner terminated pursuant to
Section 7, until the earlier of the tenth anniversary of the date hereof and the date on which all shares of Common Stock to be offered pursuant to
Section 7 of the Plan have been issued.

          8.7. NO VOTING RIGHTS. Except as otherwise required by law, no Participant under the Plan shall have any right to vote on any matter submitted to the Company's stockholders until such time as he has purchased shares of Common Stock under the Plan and become a stockholder of the Company.

          8.8. GOVERNING LAW. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.

          8.9. NONTRANSFERABILITY RIGHTS. No Participant may transfer or assign his rights or obligations under this Plan or any Subscription Agreement, except by way of testamentary or intestate decent and distribution and in compliance with the Stockholders Agreement. Subject to the terms of the Stockholders Agreement, the foregoing shall in no way limit the right of any Participant to transfer any Shares acquired by such Participant.

          8.10. SHAREHOLDER VOTE. As required by applicable California law, the Board shall submit this Plan to the shareholders of the Company for approval no later than the one-year anniversary of the date hereof. If this Plan shall not be approved by the shareholders of the Company, any purchase and sale of Common Stock pursuant hereto shall be rescinded.

          8.11. FINANCIAL INFORMATION. The Company will distribute or cause to be distributed to each Participant that holds Shares acquired pursuant hereto the financial statements of the Company as of the end of each fiscal year.

                                                                     EXHIBIT A

                        [Form of Stock Subscription Agreement]

                            STOCK SUBSCRIPTION AGREEMENT


          STOCK SUBSCRIPTION AGREEMENT, dated as of December __, 1997, between Leiner Health Products Group Inc., a Delaware corporation (the "COMPANY"), and the Purchaser whose name appears on the signature page hereof (the "PURCHASER").

                                 W I T N E S S E T H:

          WHEREAS, to foster and promote the long-term financial success of the Company, the Company wishes to provide for the acquisition of ownership interests in the Company by executives, senior officers and other key employees of the Company and its direct and indirect subsidiaries;

          WHEREAS, to such end, the Board of Directors of the Company has adopted the Leiner Health Products Group Inc. Stock Purchase Plan (the "Stock Purchase Plan");

          WHEREAS, the Company will issue and sell up to an aggregate of 20,000 shares of its Common Stock, par value $.01 per share (the "Common Stock"), to certain purchasers who are directors, executives, senior officers or other key employees of the Company or one of its direct or indirect subsidiaries (each, an "Employee"), pursuant to the Stock Purchase Plan;

          WHEREAS, pursuant to a Confidential Offering Memorandum, dated November 17, 1997 (the "Offering Memorandum"), a copy of which has been furnished to the Purchaser, the Purchaser has been offered the opportunity to purchase Common Stock;

          WHEREAS, the Purchaser desires to subscribe for and purchase, and the Company desires to sell to the Purchaser, the aggregate number of shares of Common Stock set forth on the signature page hereof (each a "Share" and, collectively, the "Shares");

          NOW, THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereto hereby agree as follows:

          1. PURCHASE AND SALE OF COMMON STOCK.

          (a) PURCHASE OF COMMON STOCK. Subject to all of the terms and conditions of this Agreement, the Purchaser hereby subscribes for and shall purchase, and the Company shall sell to the Purchaser, the number of Shares set forth on the signature page hereof (or, if the Company delivers a Cutback Notice (as defined below) to the Purchaser, the number of shares specified therein), at a purchase price of $100.00 per Share, at the Closing provided for in Section 2(a) hereof. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to sell any Common Stock to (i) any person who will not be an Employee of the Company or of a direct or indirect subsidiary of the Company immediately following the Closing at which such Common Stock is to be sold or (ii) any person who is a resident of a jurisdiction in which the sale of Common Stock to him would constitute a violation of the securities, "blue sky" or other laws of such jurisdiction.

          (b) CUTBACK NOTICE. In the event the Company receives Stock Subscription Agreements from Employees subscribing for an aggregate number of Shares in excess of 20,000, the Company will have the right, in its sole discretion, to deliver a notice (the "Cutback Notice") to the Purchaser, setting forth the number of Shares (not to exceed the number set forth on the signature page hereof) that the Purchaser shall purchase. The Company shall deliver any Cutback Notice to the Purchaser no later than two business days prior to the Closing (as defined below).

          (c) CONSIDERATION. Subject to all of the terms and conditions of this Agreement, the Purchaser shall deliver to the Company at the Closing referred to in Section 2(a) hereof a check in an amount equal to $100.00 multiplied by the number of Shares to be purchased by the Purchaser, as determined pursuant to paragraphs (a) and (b) of this Section 1.

          2. CLOSING.

          (a) TIME AND PLACE. Except as otherwise agreed by the Company and the Purchaser, the closing (the "Closing") of the transaction contemplated by this Agreement shall be held at the offices of the Company, 901 East 233rd Street, Carson, California 90745-6204 at 10:00 a.m. (local time) on December 19, 1997.

          (b) DELIVERY BY THE COMPANY. At the Closing the Company shall deliver to the Purchaser a stock certificate registered in such Purchaser's name and representing the Shares, which certificate shall bear the legends set forth in Section 3(b).

          (c) DELIVERY BY THE PURCHASER. At the Closing the Purchaser shall deliver to the Company (i) the consideration referred to in Section 1(c) hereof and (ii) a Stockholders Agreement (the "Stockholders Agreement"), executed by the Purchaser, in the form attached as Exhibit D to the Offering Memorandum.

          3. PURCHASER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

          (a) INVESTMENT INTENTION. The Purchaser represents and warrants that he (or it in the case of an IRA) is acquiring the Shares solely for his (or its, as the case may be) own account for investment and not with a view to or for sale in connection with any distribution thereof. The Purchaser agrees that he or it will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any Shares), except in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, and in compliance with applicable state and foreign securities or "blue sky" laws. The Purchaser further understands, acknowledges and agrees that none of the Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of unless the provisions of the Stockholders Agreement shall have been complied with or have expired.

          (b) LEGENDS. The Purchaser acknowledges that the certificate or certificates representing the Shares shall bear an appropriate legend, which will include, without limitation, the following language:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF (EACH, A "TRANSFER") UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH TRANSFER IS (A) EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS IN THE OPINION OF COUNSEL TO THE STOCKHOLDER, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF WHICH OPINION ARE, REASONABLY SATISFACTORY TO THE ISSUER AND (B) IN COMPLIANCE WITH THE STOCKHOLDERS AGREEMENT OF THE ISSUER, DATED AS OF

          JUNE 30, 1997, AND ANY AMENDMENTS, "STOCKHOLDERS AGREEMENT").

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE STOCKHOLDERS AGREEMENT, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY, AND SUCH TRANSFER SHALL BE VOIDABLE, UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT."

          (c) SECURITIES LAW MATTERS. The Purchaser acknowledges receipt of advice from the Company that (i) the Shares have not been registered under the Securities Act or any state or foreign securities or "blue sky" laws,
(ii) it is not anticipated that there will be any public market for the Shares, (iii) the Shares must be held indefinitely and the Purchaser must continue to bear the economic risk of the investment in the Shares unless the Shares are subsequently registered under the Securities Act and such state or foreign laws or an exemption from registration is available, (iv) Rule 144 promulgated under the Securities Act ("Rule 144") is not presently available with respect to sales of securities of the Company and the Company has made no covenant to make Rule 144 available, (v) when and if the Shares may be disposed of without registration in reliance upon Rule 144, such disposition can generally be made only in limited amounts in accordance with the terms and conditions of such Rule, (vi) the Company does not plan to file reports with the Commission or make information concerning the Company publicly available unless required to do so by applicable law or pursuant to its financing documents, (vii) if the exemption afforded by Rule 144 is not available, sales of the Shares may be difficult to effect because of the absence of public information concerning the Company, (viii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Shares and, pursuant to the Stockholders Agreement, the Shares will be subject to restrictions on transfers and to rights of third parties with respect thereto and (ix) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer set forth in the Stockholders Agreement and, if the Company should in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Shares.

          (d) COMPLIANCE WITH RULE 144. If any of the Shares are to be disposed of in accordance with Rule 144, the Purchaser shall transmit to the Company an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the Commission for filing and such other documentation as the Company may reasonably require to assure compliance with Rule 144 in connection with such disposition. The Purchaser understands that the Stockholders Agreement provides and the Purchaser hereby agrees that, in general, in the event the Company files a registration statement, the Purchaser may not effect any public offer or sale of Shares (including under Rule 144) within 15 days prior or 180 days after the effective date of the registration (except as part of such registration).

          (e) ACCESS TO INFORMATION. The Purchaser represents and warrants that (i) such Purchaser has carefully reviewed the Offering Memorandum (including the Debt Registration Statement attached as Exhibit B thereto), the Stock Purchase Plan and the other materials furnished to him or it in connection with the transaction contemplated hereby and (ii) he or it has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the purchase of the Shares and to obtain any additional information that he deems necessary to verify the accuracy of the information contained in the Offering Memorandum and such other materials.

          (f) TAX MATTERS. The Purchaser acknowledges that he or it will be solely responsible for any and all tax liabilities payable by him or it in connection with his or its receipt, ownership and disposition of the Shares.

          4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchaser that (a) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, (b) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and (c) the Shares, when issued, delivered and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances other than those created pursuant to this Agreement, or otherwise in connection with the transactions contemplated hereby.

          5. STOCKHOLDERS AGREEMENT. The Purchaser hereby acknowledges and agrees that, for all purposes of the Stockholders Agreement, with respect to the Purchaser the date of the Stockholders Agreement shall be the date of this Agreement.

          6. PURCHASE BY IRA. The Purchaser may, by so indicating where provided on the signature page hereof, direct the Company to issue the Shares to an individual retirement account ("IRA") established for the benefit of the Purchaser. In such event, (i) the IRA shall be considered the Purchaser for purposes of Section 2(c)(i) hereof, (ii) the Purchaser agrees to cause the Shares to be voted in accordance with the terms of the Stockholders Agreement, and (iii) the IRA shall be considered a Management Investor for the purposes of the Stockholders Agreement, PROVIDED that, for purposes of determining the rights and obligations created by Sections 11(a) and (c) of the Stockholders Agreement, the Purchaser shall be deemed to be the owner of the Shares.

          7. NOTICES. Any notices or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telecopier (PROVIDED that receipt is confirmed by telephone or a copy is sent by overnight courier), by registered or certified mail, postage prepaid, return receipt requested, or by overnight courier addressed as follows:

          (i) if to the Company, to the address for notices set forth in the Stockholders Agreement; and

          (ii) if to the Purchaser, to the address set forth on the signature page hereof.

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally, on the date of confirmation if delivered by telecopier, or on the third business day after the mailing thereof.

          8. BINDING EFFECT; BENEFITS; This Agreement shall be binding upon the parties to this Agreement and their respective successors and assigns and shall inure to the benefit of the parties to this Agreement and their respective successors and assigns.

          9. WAIVER; AMENDMENT.

          (a) WAIVER. Any party hereto or beneficiary hereof may by written notice to the other parties (i) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement,
(ii) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (iii) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party's or beneficiary's rights or privileges hereunder or shall be deemed a waiver of such party's or beneficiary's rights to execute the same at any subsequent time or times hereunder.

          (b) AMENDMENT. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Purchaser and the Company.

          10. ASSIGNABILITY. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Purchaser without the prior written consent of the other party.

          11. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          12. SECTION AND OTHER HEADINGS, ETC. The section and other headings contained in this Agreement for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the date first above written.


                                        LEINER HEALTH PRODUCTS GROUP INC.


                                        By:________________________________
                                        Name:
                                        Title:


                                        THE PURCHASER:


                                        By:________________________________
                                        Name:
                                                   (Please Print)

                                        ___________________________________

                                        ___________________________________

                                            Address of the Purchaser:


             Total Number of Shares of
             Common Stock to be
             Purchased:                 ___________________________________

I wish to have the Shares issued to my
individual retirement account:

     ___        ___
     Yes        No

If yes, title of account: ________________________

                                                                     EXHIBIT B


                           [Form of Stockholders Agreement]

================================================================================







                          LEINER HEALTH PRODUCTS GROUP INC.




                                STOCKHOLDERS AGREEMENT














                              Dated as of June 30, 1997





================================================================================

                                  TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
 1.  Board of Directors. . . . . . . . . . . . . . . . . . . . . . . . . . .  2
      (a)  Nominating. . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
      (b)  Removal and Replacement of Nominees . . . . . . . . . . . . . . .  2
      (c)  Chairman. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
 2.  Voting, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
      (a) Stockholder Approval . . . . . . . . . . . . . . . . . . . . . . .  4
      (b)  Charter and Bylaws. . . . . . . . . . . . . . . . . . . . . . . .  4
      (c)  Board Approval; Notice of Board Meetings. . . . . . . . . . . . .  4
      (d)  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . .  4
 3.  Restrictions on Disposition; Right of First
     Refusal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
      (a)  Restrictions on Disposition . . . . . . . . . . . . . . . . . . .  5
      (b)  Subsequent Dispositions . . . . . . . . . . . . . . . . . . . . .  7
      (c)  Right of First Refusal. . . . . . . . . . . . . . . . . . . . . .  7
 4.  Tag-Along Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
 5.  Take-Along Rights . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
      (a)  Take-Along Notice . . . . . . . . . . . . . . . . . . . . . . . .  9
      (b)  Conditions to Take-Along  . . . . . . . . . . . . . . . . . . . . 10
      (c)  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
 6.  Piggyback Registration Rights . . . . . . . . . . . . . . . . . . . . . 12
 7.  Registration Upon Request . . . . . . . . . . . . . . . . . . . . . . . 15
 8.  Registration Procedures . . . . . . . . . . . . . . . . . . . . . . . . 18
 9.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
10.  Affiliate Transactions. . . . . . . . . . . . . . . . . . . . . . . . . 27
11.  Management Stockholders . . . . . . . . . . . . . . . . . . . . . . . . 27
      (a)  Call Option . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
      (b)  Termination of Call Option. . . . . . . . . . . . . . . . . . . . 28
      (c)  Put Options . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
      (d)  Termination of Put Option . . . . . . . . . . . . . . . . . . . . 29

                                                                           PAGE
                                                                           ----

12.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

13.  Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

14.  Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . 31

15.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

16.  Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

17.  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

18.  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

19.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

20.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

21.  Binding Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

22.  Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

23.  No Third Party Beneficiaries. . . . . . . . . . . . . . . . . . . . . . 37

24.  Amendment; Waivers, Etc.. . . . . . . . . . . . . . . . . . . . . . . . 37

25.  Consent to Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . 38

26.  Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . . . . . . . 39

27.  AEA Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

                                STOCKHOLDERS AGREEMENT


          STOCKHOLDERS AGREEMENT, dated as of June 30, 1997, among Leiner Health Products Group Inc., a Delaware corporation (the "COMPANY"), North Castle Partners I, L.L.C., a Delaware limited liability company ("NORTH CASTLE"), AEA Investors Inc., a Delaware corporation ("AEA"), and each other person who is or, becomes party to this Agreement (collectively, with North Castle, AEA and the Covered Shareholders (as defined below), the "STOCKHOLDERS"). Capitalized terms used herein without otherwise being defined herein are defined in Section 14.

                                 W I T N E S S E T H:

          WHEREAS, North Castle, AEA and each other Stockholder hold shares of Common Stock;

          WHEREAS, the parties hereto wish to set forth certain rights and obligations that shall attach to the ownership of Common Stock and other Covered Equity held by certain of the Stockholders;

          WHEREAS, AEA has entered into Covered Shareholder Agreements with holders (the "COVERED SHAREHOLDERS") of 516,861 shares of Class A Common Stock, 10,000 shares of Class B Common Stock and 140,731 shares of Class C Common Stock, which upon consummation of the merger (the "MERGER") described in the Merger Agreement (as defined below) will be converted into shares of Common Stock, pursuant to which AEA has been appointed representative of such shareholders for purposes of this Agreement; and

          WHEREAS, it is a condition to the consummation of the Stock Purchase Agreement and Agreement and Plan of Merger, dated as of May 31, 1997 (the "MERGER AGREEMENT"), between the Company, North Castle and LHP Acquisition Corp. that the parties enter into this Agreement.

          NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto hereby agree as follows:

          1. BOARD OF DIRECTORS.

          (a) NOMINATING. Until such time as AEA and the Covered Shareholders have sold or transferred (other than through sales or transfers to AEA or Covered Shareholders) in excess of 50% of the Common Stock held by AEA and the Covered Shareholders upon the consummation of the Merger, AEA shall be entitled to nominate one person for election to the board of directors (the "BOARD") of the Company. So long as it owns at least 40% of the Common Stock, North Castle shall be entitled to nominate all other persons for election to the Board, which shall not exceed ten persons in the aggregate for so long as AEA is entitled to nominate one individual for election to the Board pursuant to this Section 1(a). If it owns less than 40% of the Common Stock, North Castle shall be entitled to nominate a number of directors bearing the same relationship to the total number of directors on the Board as the number of shares of Common Stock then held by North Castle bears to the then outstanding shares of Common Stock. The Company and each of the other parties hereto agrees to take all steps within their power, including voting any voting Common Stock owned or controlled by them or any of their Affiliates, to cause any person so nominated to be elected to the Board by action of the Stockholders of the Company.

          (b) REMOVAL AND REPLACEMENT OF NOMINEES. (i) At any time at which any party shall have exercised its rights to nominate a director pursuant to
Section 1(a) and such party shall determine to remove one or more of its nominated directors, with or without cause, the Company and each of the Stockholders agrees to take all steps within their power, including voting (or causing ro be voted) any voting Common Stock owned or controlled by them or any of their Affiliates, to cause such director to be so removed from the Board by action of the stockholders of the Company. At any time at which any party shall have exercised its rights to nominate a director pursuant to
Section 1(a) and a vacancy shall be created on any of the Board as a result of the death, disability, retirement, resignation or removal, with or without cause, of a director nominated by such party, (x) the Board will request such party to nominate a candidate to be appointed by the Board to fill such vacancy or (y) in the event that a candidate to fill such vacancy is to be elected at the annual meeting of stockholders of the Com-pany, such party shall have the right to nominate the individual to fill such vacancy, and the provisions of paragraph 1(a) above shall apply with respect to the nomination and election of such nominee to fill such vacancy.

          (ii) Each of the parties hereto further agrees (x) if a candidate nominated by any party or parties to fill any vacancy on the Board in accordance with paragraph (b)(i) above shall not have been appointed to fill such vacancy within ten Business Days of the Board having been given the name of such candidate by the nominating party or parties, then each of the parties hereto (other than the Company) shall act by written consent, or call a special meeting of stockholders of the Company for the sole purpose of filling such vacancy, and in such written consent or at such special meeting, vote or cause to be voted the voting Common Stock of the Company held or controlled by such party or any Affiliate of such party in favor of the candidate nominated to fill such vacancy, (y) other than as provided in
Section 1(b)(i), no party hereto shall vote, or give any consent, in favor of the removal as a director of the Company of any candidate nominated by any other party, and (z) if, in connection with the election of any candidate nominated by another party in accordance herewith for election as a director of the Company any party hereto fails or refuses to vote as required by this
Section 1, or votes or gives any consent or proxy in contravention of this
Section 1, the respective nominating party shall have an irrevocable proxy (which irrevocable proxy shall revoke any proxy previously given by the defaulting party in contravention of this Section 1) pursuant to Section 212(e) of the General Corporation Law of the State of Delaware, coupled with an interest, to vote, all the voting Common Stock of the Company held or controlled by such party in accordance with this Section 1, and each party hereto hereby grants such proxy.

          (c) CHAIRMAN. The Chairman of the Board shall be selected by directors from one of North Castle's nominees.

          2. VOTING, ETC. (a) STOCKHOLDER APPROVAL. Neither the Certificate of Incorporation nor the By-Laws of the Company shall contain any provision requiring a vote of a supermajority of the outstanding shares of Common Stock for any matter, except as required by law.

          (b) CHARTER AND BYLAWS. The parties agree that the provisions of the Company's certificate of incorporation and bylaws will not (i) conflict with the terms of this Agreement or (ii) be amended in a manner adversely effecting any Stockholder which does not adversely affect all Shareholders without such Stockholder's consent.

          (c) BOARD APPROVAL; NOTICE OF BOARD MEETINGS. All actions requiring the approval of the Board shall be approved by a majority of the directors present at any duly convened Board meeting or without a meeting by written consent of a majority of the members of the Board, in each case in accordance with the provisions of the Delaware General Corporation Law. The Company agrees to give any director nominated by AEA no less than three Business Days' prior notice of any meeting of the Board or, in the case of a telephonic Board meeting, two Business Days' prior notice.

          (d) CONFIDENTIALITY. Each of the Stockholders agrees to keep confidential and not to disclose to any Person any Information provided to it by or on behalf of the Company or any of its Subsidiaries, or obtained by the Stockholder; PROVIDED that nothing contained herein shall prevent any Stockholder from disclosing such Information to (i) any of the other Stockholders, (ii) any of its Representatives, PROVIDED that such Stockholder
(w) informs each of its Representatives receiving any such Information of its confidential nature and of this provision and its terms, (x) uses its reasonable best efforts to cause its Representatives to treat such Information confidentially in accordance herewith, and otherwise to comply herewith as if parties hereto, and (iii) any member of the Board. If any Stockholder or any of its Representatives is requested to disclose any such Information by any Governmental Entity, such Stockholder will promptly notify the Company to permit it to seek a protective order or take other action that the Company in its discretion deems appropriate, and such Stockholder will cooperate in any such efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such Information. If, in the absence of a protective order, such Stockholder or any of its Representatives is compelled as a matter of law to disclose any such Information in any proceeding or pursuant to legal process, such Stockholder may disclose to the party compelling disclosure only the part of such

Information as is required by law to be disclosed (in which case, prior to such disclosure, such Stockholder will advise and consult with the Company and its counsel as to such disclosure and the nature and wording of such disclosure) and such Stockholder will use its reasonable best efforts to obtain confidential treatment therefor.

          3. RESTRICTIONS ON DISPOSITION; RIGHT OF FIRST REFUSAL.

          (a) RESTRICTIONS ON DISPOSITION. Prior to a Public Offering, no Stockholder may sell, transfer, pledge, encumber or otherwise dispose of any Covered Equity to any Person (other than the Company) except, at any time after the earlier of (A) the consummation of the Exchange Offer and (B) the date 180 days after consummation date of the Merger, as follows (a "PERMITTED TRANSFER"):

          (i) to any Specified Affiliate of such Stockholder, PROVIDED that such Specified Affiliate agrees in writing to become a party to this Agreement and PROVIDED FURTHER that such Specified Affiliate delivers to the Company
     (x) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that the transfer is not a Prohibited Transfer, and (y) a certificate of the transferor and the transferee, to the effect that the transferee is a Specified Affiliate of the transferor;

          (ii) to any other Stockholder, PROVIDED that such transferee Stockholder delivers an opinion of counsel to the Company, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that the transfer is not a Prohibited Transfer;

          (iii) any transfer of Common Stock in a public offering if such stock has been registered pursuant to Section 6 or 7;

          (iv) any transfer of Common Stock pursuant to Sections 4 and 5; and

          (v) following the first anniversary of the date hereof, any transfer of Common Stock to a person who is not a Stockholder or a Specified Affiliate of the transferor, subject to compliance with the right of first refusal provided in Section 3(c), PROVIDED that the transferee (x) agrees in writing to become a party to this Agreement and (y) delivers an opinion of counsel to the Company, which opinion shall be reasonably satisfactory to the Company, to the effect that the transfer is not a Prohibited Transfer;

Each Stockholder shall give the Company at least 15 days prior notice of any proposed disposition of any Covered Equity pursuant to a Permitted Transfer described in this Section 3(a), and prompt notice of any such actual disposition. Any sale, transfer, pledge, encumbrance or other disposition of any Covered Equity other than pursuant to a Permitted Transfer shall be void and of no effect. The Company agrees to provide such certificates with respect to factual matters involving the Company as may be reasonably requested by a Stockholder or its counsel in connection with a proposed Permitted Transfer. Notwithstanding the foregoing, no Management Stockholder may effect any Permitted Transfer (except of the type described in clauses
(i), (iii) and (iv) of this Section 3.1(a)) until the earlier to occur of (x) the fifth anniversary of this Agreement and (y) the termination of such Management Stockholder's employment with the Company.

          (b) SUBSEQUENT DISPOSITIONS. Following any Public Offering, any Stockholder may transfer Common Stock to any Person, PROVIDED that, except with respect to a transfer of the type described in Sections 3(a)(iii) and
(iv), the transferee must deliver to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such transfer is not required to be registered under the Securities Act.

          (c) RIGHT OF FIRST REFUSAL. If a Stockholder other than North Castle (a "SELLING HOLDER") desires to make a Permitted Transfer pursuant to clause (v) of Section 3(a) following an offer (which offer must be in writing, be irrevocable by its terms for at least 15 Business Days and be a bona fide offer) from any prospective purchaser to purchase all or any part of the Common Stock owned by such Selling Holder, such Selling Holder shall give notice (the "NOTICE OF OFFER") in writing to the Board and to North

Castle (i) designating the number of shares of Common Stock that such Selling Holder proposes to sell (the "OFFERED SHARES"), (ii) naming the prospective purchaser thereof (the "DESIGNATED PURCHASER") and (iii) specifying the price (the "OFFER PRICE") and terms (the "OFFER TERMS") upon which such Selling Holder desires to sell the same. During the 15 Business Day period following receipt of such notice by the Company and North Castle (the "REFUSAL PERIOD") such Selling Holder shall not be permitted to accept such offer, but may submit a new Notice of Offer in respect of any revised offer in accordance with and subject to this Section 3(c). During the Refusal Period, North Castle or any Affiliate of North Castle, including any pooled investment vehicle organized by the managing member of North Castle or by any of its Affiliates shall have the right to purchase from the Selling Holder at the Offer Price and on the Offer Terms all, but not less than all, of the Offered Shares. The right provided hereunder shall be exercised by written notice to the Selling Holder and the Company given at any time during the Refusal Period. If such right is exercised, North Castle or its Affiliate shall deliver to the Selling Holder payment of the Offer Price in accordance with the Offer Terms, against delivery of appropriately endorsed certificates or other instruments representing the Offered Shares. If North Castle fails to subscribe for the Offered Shares during the Refusal Period, the Selling Holder may sell to the Designated Purchaser the Offered Shares at the Offer Price and on the Offer Terms.

          4. TAG-ALONG RIGHTS. If any of North Castle or its Affiliates or successors desires to make a Permitted Transfer pursuant to clauses (ii) and
(v) of Section 3(a), which transfer, together with all prior transfers by North Castle or its Affiliates or successors involves more than 5% of the Common Stock owned by North Castle on the date hereof, following an offer (which offer must be in writing, be irrevocable by its terms for at least 35 Business Days and be a bona fide offer) from any prospective purchaser to purchase all or any part of the Common Stock owned by North Castle, North Castle shall give a Notice of Offer in writing to the Board and the other Stockholders (i) designating the number of Offered Shares, (ii) naming the Designated Purchaser and (iii) specifying the Offer Price and Offer Terms. During the 20 Business Day period following receipt of such notice by the Company and the other Stockholders, the other Stockholders shall have the right (a "TAG-ALONG RIGHT") exercised by delivery of a written notice to North Castle and the Company, to participate in such sale to the Designated Purchaser at the Offer Price and on the Offer Terms on a PRO RATA basis determined as the quotient determined by dividing (A) the percentage of Common Stock held by each Stockholder so electing to sell (each such Person, an "ACCEPTING STOCKHOLDER") by (B) the aggregate percentage of Common Stock represented by the Common Stock then held by all of the Accepting Stockholders and North Castle. The Company shall notify each Accepting Stockholder at least ten Business Days prior to the closing of the proposed sale by North Castle of the number of Offered Shares which each such Accepting Stockholder may sell and such Accepting Stockholder shall deliver into trust, three or more Business Days prior to the closing certificates or other instruments representing the Offered Shares duly endorsed for transfer or duly executed stock powers for release against payment to such Accepting Stockholder of such Accepting Stockholder's net proceeds paid for the shares of such Stockholder at the closing of such sale.

          5. TAKE-ALONG RIGHTS.

          (a) TAKE-ALONG NOTICE. If North Castle intends to effect a sale (a "TAKE-ALONG SALE") of all of its shares of Common Stock to a non-Affiliate third party (a "100% BUYER") prior to a Public Offering and elects to exercise its rights under this Section 5, North Castle shall deliver written notice (a "TAKE-ALONG NOTICE") to the Company and the other Stockholders, which notice shall (i) state (w) that North Castle wishes to exercise its rights under this Section 5 with respect to such transfer, (x) the name and address of the 100% Buyer, (y) the per share amount and form of consideration North Castle proposes to receive for its shares of Common Stock and (z) drafts of purchase and sale documentation setting forth the terms and conditions of payment of such consideration and all other material terms and conditions of such transfer (the "DRAFT SALE AGREEMENT"), (ii) contain an offer (the "TAKE-ALONG OFFER") by the 100% Buyer to purchase from the other Stockholders all of their shares of Common Stock, on and subject to the same price, terms and conditions offered to North Castle and (iii) state the anticipated time and place of the closing of such transfer (a "SECTION 5 CLOSING"), which (subject to such terms and conditions) shall occur not fewer than 15 days nor more than 90 days after the date such Take-Along Notice is delivered, PROVIDED that if such Section 5 Closing shall not occur prior to the expiration of such 90-day period, North Castle shall be entitled to deliver another Take-Along Notice with respect to such Take-Along Offer. Upon request of North Castle, the Company shall provide North Castle with a current list of the names and addresses of the other Stockholders.

          (b) CONDITIONS TO TAKE-ALONG. Upon delivery of a Take-Along Notice, each of the other Stockholders shall have the obligation to transfer all of its shares of Common Stock pursuant to the Take-Along Offer, as such offer may be modified from time to time, PROVIDED that North Castle transfers all of its shares of Common Stock to the 100% Buyer at the Section 5 Closing and that all shares of Common Stock held by North Castle and the other Stockholders are sold to the 100% Buyer at the same price, and on the same terms and conditions PROVIDED FURTHER that a Stockholder shall only be required to make, in connection with a Take-Along Sale, representations and warranties that survive the closing of such Sale with respect to its authority, its title to its Common Stock, certain conflicts, approvals and litigation relating to it, and shall not be required to make any representations or warranties with respect to the Company or its business that survive that Closing of such Sale or with respect to any other Stockholder. Within five Business Days prior to the closing contemplated by the Take-Along Notice, each of the other Stockholders shall (i) deliver to North Castle certificates representing such other Stockholder's shares of Common Stock, duly endorsed for transfer or accompanied by duly executed stock powers, and (ii) execute and deliver to North Castle a power of attorney and a letter of transmittal and custody agreement in favor of North Castle, and in form and substance reasonably satisfactory to North Castle appointing North Castle as the true and lawful attorney-in-fact and custodian for such other Stockholder, with full power of substitution, and authorizing North Castle to execute and deliver a purchase and sale agreement substantially in the form of the Draft Sale Agreement and otherwise in accordance with the terms of this Section 5(b) and to take such actions as North Castle may reasonably deem necessary or appropriate to effect the sale and transfer of the shares of Common Stock to the 100% Buyer, upon receipt of the purchase price therefor set forth in the Take-Along Notice at the Section 5 Closing, free and clear of all security interests, liens, claims, encumbrances, options, and voting agreements of whatever nature, together with all other documents delivered with such Notice and required to be executed in connection with the sale thereof pursuant to the Take-Along Offer. North Castle shall hold such shares and other documents in trust for such other Stockholder for release against payment to such Stockholder of such Stockholder's net proceeds in accordance with the contemplated transaction. If, within 15 days after delivery to North Castle, North Castle has not completed the sale of all of the shares of Common Stock owned by North Castle and the other Stockholders to the 100% Buyer and another Take-Along Notice with respect to such Take-Along Offer has not been sent to the other Stockholders, North Castle shall return to each other Stockholder all certificates representing the shares and all other documents that such other Stockholder delivered in connection with such sale. North Castle shall be permitted to send only two Take-Along Notices with respect to any one Take-Along Offer. Promptly after the Section 5 Closing, North Castle shall furnish such other evidence of the completion and time of completion of such sale and the terms thereof as may reasonably be requested by any of the other Stockholders.

          (c) REMEDIES. Each of the Other Stockholders acknowledges that North Castle would be irreparably damaged in the event of a breach or a threatened breach by such other Stockholder of any of its obligations under this Section 5 and each of the other Stockholders agrees that, in the event of a breach or a threatened breach by such other Stockholder of any such obligation, North Castle shall, in addition to any other rights and remedies available to it in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting it specific performance by such other Stockholder of its obligations under this Section 5. In the event that North Castle shall file suit to enforce the covenants contained in this Section 5 (or obtain any other remedy in respect of any breach thereof), the prevailing party in the suit shall be entitled to recover, in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, including reasonable attorney's fees and expenses.

          6. PIGGYBACK REGISTRATION RIGHTS. (a) If the Company at any time proposes to register any shares of Common Stock under the Securities Act of 1933, as amended (the "SECURITIES ACT"), whether or not for sale for its own account (other than pursuant to a Special Registration and the registration form to be used may also be used for the registration of Registrable Securities (as defined below) owned by the Stockholders, the Company shall notify the Stockholders at least 45 days prior to the filing of the first registration statement in connection therewith. Upon the receipt of a written request of any Stockholder made within 20 days after such notice (which request shall specify the Registrable Securities intended to be disposed of by such Stockholder and the intended method of disposition thereof), the Company will, subject to the other provisions of this Section 8, include in such registration all Registrable Securities with respect to which the Company has received a written request for inclusion (a "PIGGYBACK REGISTRATION"). Each such request shall also contain an undertaking from the applicable Stockholder to provide all such information and material and to take all actions as may be reasonably required by the Company in order to permit the Company to comply with all applicable federal and state securities laws.

          "REGISTRABLE SECURITIES" shall mean any shares of Common Stock held by a Stockholder other than those not acquired from the Company, an Affiliate thereof or another Stockholder. As to any particular Registrable Securities once issued, such securities shall cease to be Registrable Securities when
(i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement,
(ii) they shall have been distributed to the public pursuant to Rule 144, or
(iii) they shall have ceased to be outstanding.

          (b) Each selling Stockholder shall pay all sales commissions or other similar selling charges with respect to Registrable Securities sold by such Stockholder pursuant to a Piggyback Registration. The Company shall pay all regi-stration and filing fees, fees and expenses of compliance with federal and state securities laws, printing expenses, messenger and delivery expenses, fees and disbursements of counsel and accountants for the Company, and reasonable fees and disbursements of one counsel for all selling stockholders who shall be selected, if the Piggyback Registration is also a Demand Registration, as provided in Section 7(b)(i), unless the applicable state securities laws require that stockholders whose securities are being registered pay their pro rata share of such fees, expenses and disbursements, in which case each Stockholder participating in the registration shall pay its PRO RATA share of all such fees, expenses and disbursements based on its PRO RATA share of the total number of shares being registered.

          (c) If a Piggyback Registration is an underwritten registration, only Registrable Securities which are to be distributed by the underwriters may be included in the registration. If the managing underwriters or, if the Piggyback Registration is not an underwritten registration, the Company's investment bankers, advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering or will have a material adverse effect on the price of the Registrable Securities to be sold, the Company will include in such registration (i) if it is not a Demand Registration (as defined below), the securities proposed to be sold by the Company for its own account, and then Registrable Securities proposed to be sold by Stockholders making a Piggyback Registration Request or, (ii) if such registration is a Demand Registration, the securities proposed to be sold by the Company for its own account, and then Registrable Securities for which registration has been requested pursuant to Section 7(a)(i) or 7(a)(ii), in each case which Registrable Securities shall be included in such registration in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each such holder of Registrable Securities to the total amount of Registrable Securities as to which a Piggyback Registration and/or a Demand Registration request has been made. Notwithstanding the foregoing, if the managing underwriters or, if the registration is not an underwritten registration, the Company's investment bankers, advise the Company in writing that in their opinion, the inclusion in a Piggyback Registration of Common Stock held by Management Stockholders will have a material adverse effect on the offering, the Company will not include such Common Stock in such registration.

          (d) Notwithstanding the foregoing, if at any time after giving written notice to the Stockholders of its intention to register any shares of Common Stock pursuant to subsection (a) of this Section 6 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Stockholder and thereupon shall be relieved of its obligation to register Registrable Securities as part of such terminated registration (but not from its obligation to pay expenses in connection therewith as provided in subsection (b) above). If a registration pursuant to this Section 6 involves an underwritten public offering and a Stockholder requests to be included in such registration, such Stockholder may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to participate in such registration.

          (e) Each Stockholder agrees not to sell or offer for public sale or distribution, including pursuant to Rule 144, any of such Stockholder's Common Stock within 15 days prior to or 180 days after the effective date of any registration (except as part of such registration other than a Special Registration) with respect to which piggyback registration rights are available pursuant to this Section 6.

          7. REGISTRATION UPON REQUEST. (a) REQUEST FOR REGISTRATION. Upon the written request of North Castle (the "INITIATING HOLDER") at any time after the date hereof requesting that the Company effect pursuant to this
Section 7 the registration (a "DEMAND REGISTRATION") of any of such Initiating Holders' Registrable Securities under the Securities Act (which request shall specify the Registrable Securities so requested to be registered, the proposed amounts thereof, and the intended method of disposition by the Initiating Holder), the Company shall promptly give written notice of such requested registration to all Stockholders, and thereupon the Company will, as expeditiously as reasonably possible, use its commercially reasonable efforts to effect the registration under the Securities Act of

          (i) the Registrable Securities which the Company has been so requested to register, for disposition in accordance with the intended method of disposition stated in such request, and

         (ii) all other Registrable Securities owned by Stockholders, the holders of which shall have made a written request to the Company for registration thereof (which request shall specify such Registrable Securities and the proposed amounts thereof) within 30 days after the receipt of such written notice from the Company, all to the extent requisite to permit the disposition by the holders of the securities constituting Registrable Securities so to be registered, PROVIDED that the Company shall not be required to effect any registration pursuant to this Section 7 if it is a registration with respect to which the Company is not required to pay expenses pursuant to Section 7(b)(i) unless the Company shall have received assurances satisfactory to it that North Castle will bear the expenses of registration and PROVIDED, FURTHER, that each other Stockholder proposing to register securities as part of such Demand Registration shall agree in writing to pay its PRO RATA share of such expenses.

          (b) LIMITATIONS ON REGISTRATIONS. The registration rights granted to Initiating Holder pursuant to this Section 7 are subject to the following limitations:

          (i) Each selling Stockholder shall pay all sales commissions or other similar selling charges with respect to the Registrable Securities sold by such Stockholder pursuant to a Demand Registration. In connection with four Demand Registrations pursuant to this Section 7, the Company shall pay all registration and filing fees, fees and expenses of compliance with federal and state securities laws, printing expenses, messenger and delivery expenses, fees and disbursements of counsel and accountants for the Company and fees and expenses of one counsel, selected by the Initiating Holder, for all selling Stockholders in connection with a Demand Registration, unless the applicable state securities laws require that stockholders whose securities are being registered pay their pro rata share of such fees, expenses and disbursements, in which case each Stockholder participating in the registration shall pay its pro rata share of all such fees, expenses and disbursements based on its pro rata share of the total number of shares being registered, PROVIDED that if a Demand Registration involves, pursuant to Section 6(c) hereof, a cutback of the number of Registrable Securities which may be sold such that the Initiating Holder is not permitted to register at least 50% of the Registrable Securities which it requests to register, then such Demand Registration shall not be deemed one of the Initiating Holder's Demand Registrations with respect to which expenses will be paid by the Company. In all other instances, the selling Stockholders shall pay all expenses of a Demand Registration;

          (ii) the Initiating Holder shall determine the method of distribution of the securities to be registered in a Demand Registration and if an underwritten offering, shall select the managing underwriter of such offering;

          (iii) the Company shall not be obligated to file a registration statement under this Section 7 unless the total number of shares of Registrable Securities requested to be included in such offering by the Initiating Holder equals or exceeds 5% of the number of shares of Common Stock outstanding on a fully diluted basis;

          (iv) the Company shall be entitled to postpone for a reasonable time not exceeding 90 days the filing of any registration statement under this
     Section 7 if, at the time it receives a request for a Demand Registration pursuant thereto, the Board shall determine in good faith that such offering will interfere with a pending financing, merger, sale of assets, recapitalization or other similar corporation action which the Company is actively pursuing and is material to the business of the Company; and

          (v) a registration statement that does not become effective or does not remain effective for the period specified in Section 8(b) shall be deemed not to constitute a registration statement filed pursuant to this
     Section 7, PROVIDED that, if such registration statement does not become effective or does not remain effective for such period solely by reason of the Initiating Holder's refusal to proceed, it shall be deemed to constitute a registration statement filed pursuant to Section 7 unless the Initiating Holder shall have elected to pay all expenses in connection with such registration as aforesaid.

          (c) Each Stockholder agrees not to sell or offer for public sale or distribution including, pursuant to Rule 144, any of such Stockholder's Common Stock within 15 days prior to or 180 days after the effective date of any Demand Registration (except as part of such registration).

          (d) The Company agrees not to effect any sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than such sale or distribution of such securities in connection with any merger or consolidation by the Company or any subsidiary of the Company or the acquisition by the Company or a subsidiary of the Company of the capital stock or substantially all the assets of any other Person or in connection with an employee stock ownership or other benefit plan) during the 15 days prior to, and during the 180 day period which begins on, the effective date of a registration statement filed in connection with a Demand Registration (except as part of such registration).

          8. REGISTRATION PROCEDURES. If and whenever the Company is required to use its commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will promptly:

          (a) prepare and file with the Securities and Exchange Commission (the "COMMISSION") a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become effective;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of more than six months after such registration statement becomes effective;

          (c) at least five business days before filing with the Commission, furnish to counsel (if any) to the selling Stockholders such registration copies of all documents proposed to be filed with the Commission in connection with such registration, which documents will be subject to the review of such counsel;

          (d) furnish to each seller of securities such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits, except that the Company shall not be obligated to furnish any seller of securities with more than two copies of such exhibits), such number of copies of the prospectus comprised in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

          (e) use its commercially reasonable efforts to register or qualify all securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposi-tion in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to consent to general service of process in any such jurisdiction;

          (f) in connection with an underwritten offering only, use its commercially reasonable efforts to furnish to each seller copies of

          (i) an opinion of counsel for the Company, dated the effective date of the registration statement, and

        (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement,

each covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountant's letters delivered to the underwriters in underwritten public offerings of securities;

          (g) notify each seller of any securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

          (i) use its commercially reasonable efforts to list the Registrable Securities covered by such registration statement on any securities exchange (including NASDAQ), if such securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement;

          (j) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

          (k) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

          (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order.

          The Company may require each seller of any securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing in order to permit the Company to comply with all applicable federal and state securities laws.

          The Company shall make available for inspection by any seller of securities as to which any registration is being effected, any underwriter participating in any disposition pursuant to the related registration statement, and any attorney, accountant or other agent retained by any such seller or any such underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and shall cause the Company's and its subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement.

          Each Stockholder hereby agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 8(g), such holder will promptly discontinue such holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 8(g), and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give such notice, the period mentioned in Section 8(b) shall be extended by the number of days during the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such notice to but not including the date when each such seller receives copies of the supplemented or amended prospectus contemplated by
Section 8(g).

          9. INDEMNIFICATION. (a) The Company agrees to indemnify, to the extent permitted by law, each Stockholder participating in a registration pursuant to this Agreement, the officers and directors of such Stockholder and each Person that controls such Stockholder (within the meaning of the Securities Act) against any and all losses, claims, damages, liabilities and expenses, including all reasonable legal fees incurred therewith, arising out of, based upon or resulting from any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing or any violation or alleged violation by the Company of any federal, state, foreign or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, except insofar as the same result from or are contained in any information furnished in writing to the Company by such Stockholder and stated to be specifically for use therein or, in the case of an underwritten offering only, from such Stockholder's failure to deliver a copy of the registration statement, prospectus or preliminary prospectus or any amendments thereof or supplements thereto.

          (b) Each Stockholder participating in a registration pursuant to this Agreement agrees to indemnify, to the extent permitted by law, the Company, its directors and officers and each Person that controls the Company (within the meaning of the Securities Act) against any and all losses, claims, damages, liabilities and expenses, including all reasonable legal fees incurred in connection therewith, arising out of, based upon or resulting from any untrue statement or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, but only to the extent that such untrue statement or (as to the matters set forth in such information or affidavit) omission is con-tained in any information or affidavit furnished to the Company in writing by such Stockholder and stated to be expressly for use therein and except insofar as the same result from the Company's failure to deliver a copy of the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, PROVIDED that such Stockholder's obligations hereunder shall be limited to an amount equal to the proceeds to such Stockholder of the Registrable Securities sold pursuant to such registration statement.

          (c) In connection with an underwritten offering, the Company and each Stockholder participating in the related registration will indemnify the underwriter(s), their officers and directors and each Person who controls such underwriter(s) (within the meaning of the Securities Act) to the same extent as provided in subsections (a) and (b), respectively, above.

          (d) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections of this Section 9, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, PROVIDED that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 9, except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice. In any case in which any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory (taking into account, among other factors, any potential exposure of the indemnified party to criminal liability) to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless, in the reasonable judgment of any such indemnified party, a conflict of interest may exist between such indemnified party and any indemnifying party or any other of such indemnified parties, in which case the indemnifying party shall be liable to such indemnified party for any reasonable legal or other expenses incurred in defending such action. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding the foregoing, and without limiting any of the rights set forth above, in any event any party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.

          (e) If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (I) in such proportion as is appropriate to reflect the relative benefits (which relative benefits with respect to such offering shall be deemed to be in the same proportion as the respective net proceeds received from such offering by the Company and the Stockholders determined as set forth on the table on the cover page of the prospectus) received by the indemnifying party on the one hand and the indemnified party on the other or
(ii) if the allocation provided by subdivision (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party (which relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Stockholders, the intent of the parties and their relative knowledge, access to information and opportunity to prevent or correct such statement or omission) as well as any other relevant equitable consideration.
 Notwithstanding the foregoing, (A) no holder of Registrable Securities shall be required to contribute any amount in excess of the amount such holder would have been required to pay to an indemnified party if the indemnity under subsection (b) of this
Section 9 was available and (B) no underwriter, if any, shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligation of any underwriters to contribute pursuant to this Section 9 shall be several in proportion to their respective underwriting commitments and not joint.

          (f) An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 9 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due and payable.

          10. AFFILIATE TRANSACTIONS. The Company will not engage in any transaction or series of related transactions (other than Exempted Transactions) with North Castle or any of North Castle's Affiliates and any successor to any such person unless (i) the transaction (or series of related transactions) is on terms and conditions no less favorable than would be obtainable by the Company in an arm's-length transaction and the Chief Financial Officer of the Company delivers to the Board and to AEA a certificate to such effect and (ii) if the transaction (or series of related transactions) involves an amount more than $1 million, a majority of the members of the Board who are not officers, employees or managing members of the Company, North Castle or an Affiliate of North Castle shall have approved such transactions in writing or at a duly convened meeting of the Board.

          11.  MANAGEMENT STOCKHOLDERS.

          (a) CALL OPTION. In the event of a Management Stockholder's termination of employment at the Company for any reason other than for death or permanent disability, the Company shall have an option (a "Call Option") to purchase from the Management Stockholder all (but not less than all) of the Management Stockholder's Covered Equity at a price equal to the fair market value of the Covered Equity determined as of the date of repurchase by the Board of Directors of the Company in its sole discretion. If the Company desires to exercise the Call Option, it shall give written notice thereof to the Management Stockholder within 60 days of the occurrence of the event giving rise to such Call Option. Such Call Option shall expire if such notice is not given within such 60-day period. The Management Stockholder shall deliver to the Company certificates representing the Covered Equity, free and clear of all claims, liens, or encumbrances, together with blank stock powers, duly executed with all signature guarantees at a closing at the principal office of the Company on the third business day after notice has been given to the Management Stockholder, or at such other place and time and in such manner as may be mutually agreed to by the Management Stockholder and the Company. The net proceeds from the purchase of the Covered Equity pursuant to the Call Option (the "Call Option Proceeds") shall be paid by a check, which shall be delivered to the Management Stockholder at the closing of such purchase.

          (b) TERMINATION OF CALL OPTION. All rights and obligations created pursuant to Section 11(a) shall be extinguished upon the earlier of
(i) the fifth anniversary of this Agreement or (ii) a Public Offering.

          (c) PUT OPTIONS. In the event of (i) the permanent disability of the Management Stockholder so that he is unable substantially to perform his services as an employee of the Company for an aggregate of 180 days during any twelve-month period or (ii) the death of the Management Stockholder, the Management Stockholder or, in the event of death, the deceased Management Stockholder's administrator or executor, shall have the option (the "Put Option"), exercisable by the giving of notice thereof to the Company within 120 days of the occurrence of the event giving rise to such Put Option, which, in the case of permanent disability, shall mean the 180th day of inability to perform services as an employee of the Company, to sell to the Company, and the Company upon exercise of such Put Option shall buy from the Management Stockholder or the deceased Management Stockholder's administrator or executor, as the case may be, all (but not less than all) of the Management Stockholder's Covered Equity, at a price per share equal to the fair market value of the Covered Equity determined as of the date of repurchase by the Board of Directors of the Corporation in its sole discretion. Such Put Option shall expire if such notice is not given within such 120-day period. The Management Stockholder, or the deceased Management Stockholder's administrator or executor, shall deliver to the Company certificates representing the Covered Equity, free and clear of all claims, liens, or encumbrances, together with blank stock powers, duly executed with all signature guarantees at a closing at the principal office of the Company on the third business day after notice has been given to the Company or at such other place and time and in such manner as may be mutually agreed to by the Management Stockholder, or the deceased Management Stockholder's administrator or executor, and the Company. The net proceeds from the purchase of the Covered Equity pursuant to the Management Stockholder Option (the "Put Option Proceeds") shall be paid by a check, which shall be delivered to the Management Stockholder at the closing of such purchase. The obligations of the Company to purchase the Management Stockholder's Covered Equity pursuant to this Section 11(c) shall be deferred during any period in which such purchase would not be permitted by applicable law or could cause the Company to be in default under any agreement to which it or its Subsidiaries are a party.

          (d) TERMINATION OF PUT OPTION. All rights and obligations created pursuant to Section 11(c) shall be extinguished upon the earlier of (i) the fifth anniversary of this Agreement or (ii) a Public Offering.

          12. SEVERABILITY. If any provision of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstance shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, Sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

          13. INFORMATION. (a) Each of the Stockholders agrees that, from the date of this Agreement and for so long as it shall own any Covered Equity, it will furnish the Company such necessary information and reasonable assistance as the Company may reasonably request (x) in connection with the consummation of the transactions contemplated by this Agreement, (y) in connection with the preparation and filing of any reports, filings, applications, consents or authorizations with any Governmental Entity under any Applicable Laws and (z) in order for the Company to determine, from time to time, whether it is a "personal holding company" within the meaning of
Section 542 of the Code. Each Stockholder proposing to make a transfer pursuant to Section 4(a) shall provide the Company with any information reasonably requested in order for the Company to determine whether the proposed transfer would be a Prohibited Transaction.

          (b) Within 90 days of the end of each fiscal year, the Company shall mail to each Stockholder a report setting forth an audited balance sheet as at the end of such fiscal year and audited statements of income, common shareholders' equity and cash flows for such fiscal year of the Company and its Subsidiaries on a consolidated basis, and any other information the Company deems necessary or desirable. The Company will furnish quarterly financial statements to Stockholders as requested.

          (c) The Company also will furnish to AEA such other information as AEA may from time to time reasonably request on behalf of itself or the other Covered Shareholders.

          14. CERTAIN DEFINITIONS.

          "AFFILIATE" means with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such first Person.

          "APPLICABLE LAWS" means all applicable provisions of (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Entity, (ii) any consents or approvals of any Governmental Entity and (iii) any orders, decisions, injunctions, judgments, awards, decrees of or agreements with any Governmental Entity.

          "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

          "CHANGE OF CONTROL" means any transaction or series transaction, the result of which is that North Castle no longer has the right to nominate a majority of the members of the Board.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          COMMON STOCK" means all shares of any class common stock of the Company, whether voting or non-voting, outstanding from time to time.

          "CONTROL" means the power to direct the affairs of a Person by reason of ownership of voting securities, by contract or otherwise.

          "COVERED EQUITY" means all of the shares of Common Stock, preferred stock or other equity interest in the Company, and any other security, warrant or other right that is or may allow the holder thereof to receive Common Stock or preferred stock or other equity interest, owned from time to time by any of the Stockholders.

          "COVERED SHAREHOLDERS AGREEMENTS" means the agreements between AEA and the Covered Shareholders pursuant to which the Covered Shareholders have appointed AEA as their representative and have granted AEA a proxy to vote their Common Stock in accordance with the provisions of this Agreement.

          "EXCHANGE OFFER" means the exchange offer for the Company's senior subordinated notes due 2007 to be made by the Leiner Health Products Inc. ("Leiner") in accordance with the registration rights agreement among Leiner, Merrill Lynch Pierce, Fenner & Smith incorporated, Salomon Brothers Inc and Scotia Capital Markets (USA) Inc.


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


          "EXEMPTED TRANSACTIONS" means (i) the investment banking services provided by North Castle Partners, L.L.C. (the "Sponsor") in connection with the recapitalization of the Company consummated as of the date hereof, in consideration of which the Company has agreed to pay the Sponsor a fee of $3.5 million and (ii) the ongoing monitoring and management services to be provided to the Company, in consideration of which the Company has agreed to pay the Sponsor an annual fee of $1.5 million.

          "GOVERNMENTAL ENTITY" means any federal, state, local or foreign court, legislative, executive or regulatory authority or agency.

          "INFORMATION" means all information about the Company or any of its subsidiaries (whether written or oral or in electronic or other form and whether prepared by the Company, its advisers or otherwise), that is or has been furnished to any Stockholder or any of its Representatives by or on behalf of the Company or any of its subsidiaries, or any of their respective Representatives, together with all written or electronically stored documentation prepared by such Stockholder or its Representatives based on or reflecting, in whole or in part, such information, PROVIDED that the term "Information" does not include any information that (X) is or becomes generally available to the public through no action or omission by any Stockholder or its Representatives or (y) is or becomes available to such Stockholder on a nonconfidential basis from a source, other than the Company or any of its subsidiaries, or any of their respective Representatives, that to the best of such Stockholder's knowledge, after reasonable inquiry, is not prohibited from disclosing such portions to such investor by a contractual, legal or fiduciary obligation.

          "MANAGEMENT STOCKHOLDER" means any stockholder who is as of the date hereof or later becomes, a consultant to or an officer or employee of the Company other than Michael Leiner and David Brubaker.

          "PERSON" means any natural person, firm, individual, partnership, joint venture, business trust, trust, association, corporation, company or unincorporated entity.

          "PROHIBITED TRANSFER" means any transfer of Covered Equity to a Person which (u) may not be effected without registering the securities involved under the Securities Act, (v) would result in the assets of the Company constituting Plan Assets as such term is defined in the Department of Labor regulations promulgated under the Employer Retirement Income Security Act of 1974, as amended, (x) would cause the Company to be, be Controlled by or under common Control with an "investment company" for purposes of the Investment Company Act of 1940, as amended, or (y) would require any securities of the Company to be registered under the Securities and Exchange Act of 1934, as amended.

          "PUBLIC OFFERING" means any sale of Common Stock to the public pursuant to an effective registration statement under the Securities Act underwritten by an underwriter of national standing other than a Special Registration.

          "REPRESENTATIVES" means with respect to any Person, any of such Person's directors, officers, employees, general partners, affiliates, attorneys, accountants, financial and other advisers, and other agents and representatives, including in the case of any Stockholder any person nominated to the Board by such Stockholder.

          "RULE 144" means Rule 144 (or any successor provision) under the Securities Act.

          "SPECIAL REGISTRATION": (a) The registration of shares of equity securities and/or options or other rights in respect thereof to be offered to Management Stockholders or (b) the registration of equity securities and/or options or other rights in respect thereof solely on Form S-4 or S-8 or any successor form.

          "SPECIFIED AFFILIATE" means (a) with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such first person solely by virtue of having the power to direct the affairs of the Person by reason of ownership, directly or indirectly, of at least 75% of the outstanding voting securities of such Person, (b) with respect to any Management Stockholder, Michael Leiner, David Brubaker or Charles F. Baird, Jr., a Specified Affiliate shall include

(i) a spouse or any lineal ancestor or descendant, and (ii) the trustee or trustees of a trust or trusts at any time established for the primary benefit of the Stockholder or the spouse or any lineal ancestor or descendant of the Stockholder to whom such Management Stockholder or Charles F. Baird, Jr. proposes to transfer its Common Stock and who has agreed to be bound by this Agreement, and (c) with respect to AEA and the Covered Shareholders, any current or future employee, shareholder, director or officer of AEA, any spouse, issue, parents or other relatives of any of the foregoing or of any Covered Shareholder or (i) trusts for the benefit of any of such Persons,
(ii) entities controlling or controlled by any of such Persons and (iii) in the event of the death of any such individual Person, heirs or testamentary legatees of such Person, in each case to whom AEA or a Covered Shareholder has proposed to transfer its Common Stock and who has entered into a Covered Shareholders Agreement and thereby or otherwise agrees to be bound by this Agreement.

          15. NOTICES. All notices and other communications made in connection with this Agreement shall be in writing. Any notice or other communication in connection herewith shall be deemed duly given to any party
(a) two Business Days after it is sent by express, registered or certified mail, return receipt requested, postage prepaid or (b) one Business Day after it is sent by overnight courier guaranteeing next day delivery, in each case, addressed as follows or, to such other address as may be specified in writing to the other parties hereto:

          (i)  if to the Company:

               Leiner Health Products Group Inc.
               901 E. 233rd Street
               Carson, CA  90745
               Facsimile:  (310) 952-7766
               Telephone:  (310) 835-8400
               Attention:  Robert M. Kaminski

         (ii)  if to North Castle:

               North Castle Partners I, L.L.C.
               11 Meadowcroft Lane

               Greenwich, CT  06830
               Attention:  Charles F. Baird, Jr.

               with a copy to:

               Debevoise & Plimpton
               875 Third Avenue
               New York, New York 10022
               Facsimile:  (212) 909-6836
               Telephone:  (212) 909-6000
               Attention:  Franci J. Blassberg, Esq.

        (iii) if to the other Stockholders, at the addresses set forth on the signature pages hereto

Any party may give any notice or other communication in connection herewith using any other means (including, but not limited to, personal delivery, messenger service, facsimile, telex or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the individual for whom it is intended.

          16. TERM. This Agreement shall be effective as of the date hereof and shall terminate and be of no further force and effect upon the earliest to occur of (i) the tenth anniversary of the date hereof, (ii) the termination of this Agreement by the unanimous written consent of the Stockholders, (iii) the establishment of a Public Market for the Common Stock or (iv) a Change of Control except that the registration rights provided in
Section 6 and Section 7 will survive until AEA and the Covered Shareholders (as a group) and North Castle each owns Common Stock representing less than 5% of the Company's outstanding Common Stock. A "PUBLIC MARKET" for the Common Stock shall be deemed to have been established at such time as 20% of the Common Stock (on a fully diluted basis) shall have been sold to the public pursuant to an effective registration statement under the Securities Act other than a Special Registration.

          17. HEADINGS. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

          18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Without limiting the foregoing, the Company and each Stockholder who is party to a Participants' Subscription Agreement or a Management Subscription Agreement hereby agree that such agreement is hereby terminated and superseded by this Agreement.

          19. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

          20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and performed within such State.

          21. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

          22. ASSIGNMENT. This Agreement shall not be assignable by any party without the prior written consent of the other parties.

          23. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party's respective heirs, successors and permitted assigns.

          24. AMENDMENT; WAIVERS, ETC.  If AEA and Covered Shareholders own
5% or more of the outstanding Common Stock, then AEA must consent in writing to any amendment hereto. If AEA and Covered Shareholders own less than 5% of the outstanding Common Stock, this Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of at least 66 2/3% of the shares of Common Stock outstanding as of the date hereof, PROVIDED that this Agreement may not be amended in a manner adversely affecting any Stockholder which does not adversely affect all

Stockholders without the consent of such Stockholder PROVIDED, FURTHER, that in no event may the provisions of this agreement with respect to the Piggy Back Registration Rights (including the Company's obligations thereunder) or the Tag-Along Rights be amended without the consent in writing of AEA. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time.

          25. CONSENT TO JURISDICTION. Each party irrevocably submits to the exclusive jurisdiction of (A) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and agrees not to commence any such suit, action or other proceeding except in such courts). Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth or referred to in Section 14 shall be effective service of process for any such suit, action or other proceeding. Each party irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or other proceeding in (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

          26. WAIVER OF JURY TRIAL. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 25.

          27. AEA AUTHORITY. AEA hereby represents and warrants to each other party hereto that, pursuant to the Covered Shareholders Agreements, it has been duly authorized to execute this Agreement, and to exercise all rights and perform all obligations hereunder, on behalf of each Covered Shareholder.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

                         LEINER HEALTH PRODUCTS GROUP INC.


                         By:______________________________
                            Name:
                            Title:

                         NORTH CASTLE PARTNERS I, L.L.C.

                         By:  Baird Investment Group, L.L.C.,
                                its managing member

                              By:  Charles F. Baird, Jr.,
                                     its managing member


                                   _________________________



                         AEA INVESTORS INC.
                         For itself and on behalf of the
                           Covered Shareholders

                         By:________________________________
                            Christine J. Smith
                            General Counsel

                         STOCKHOLDER


                         By:_____________________________
                         Name:
                                   (Please Print)

                         Address of the Stockholder:

                         Telephone:_______________________
                         Telecopy: _______________________

                         Date of execution:  December __  , 1977

                         AEA INVESTORS INC.


                         By:_______________________________
                            Name:

                         65 East 55th Street
                         27th Floor
                         New York, New York  10022

                         Telephone:  (212) 644-5900
                         Telecopy:   (212) 888-1459/1457



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